UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	May 28, 2024

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 28, 2024, the Board of Directors of Income Opportunity Realty Investors, Inc. (the “Company” or the “Issuer” or “IOR”) appointed Erik L. Johnson, age 56, President and Chief Executive Officer of the Company. Mr. Johnson has served as the Principal Executive Officer of the Company since the April 14, 2023 resignation of Bradley J. Muth, age 68, from the offices of President and Chief Executive Officer. Mr. Johnson had served as Executive Vice President and Chief Financial Officer of American Realty Investors, Inc. (“ARL”) and Transcontinental Realty Investors, Inc. (“TCI”) since August 2020 and of the Company since December 2021. He has also served Pillar Income Asset Management, Inc. (“Pillar”) as Executive Vice President and Chief Financial Officer since June 2020 and Interim President since April 2023. Pillar is the contractual Advisor to each of TCI, ARL and IOR. Prior to June 2020, Mr. Johnson was Vice President Financial Reporting at Macerich (NYSE:MAC) which is an owner and developer of major retail real estate and served as the Chief Accounting Officer of North American Scientific, Inc. He began his career as an auditor at PricewaterhouseCoopers and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 28, 2024

INCOME OPPORTUNITY REALTY INVESTORS, INC.

By:	/s/ Erik L. Johnson
Erik L. Johnson, President and Chief
Executive Officer